UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   July 19, 2006

PACIFIC ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31345	68-0490580
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5900 Cherry Avenue, Long Beach, CA		90805
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (562)728-2800

NOT APPLICABLE

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 19, 2006, Pacific Energy Partners, L.P., a Delaware limited partnership (“Pacific Energy”), Plains All American Pipeline, L.P., a Delaware limited partnership (“PAA”), Pacific Energy GP, LP, a Delaware limited partnership and the general partner of Pacific Energy (“PPX General Partner”), Pacific Energy Management LLC, a Delaware limited liability company (“General Partner Holdco”), Plains AAP, L.P., a Delaware limited partnership (“PAA General Partner”), and Plains All American GP LLC, a Delaware limited liability company (“PAA GP LLC”) entered into the First Amendment to Agreement and Plan of Merger (the “First Amendment”) which amended and restated in its entirety Section 7.1(d) of that certain Agreement and Plan of Merger among the parties dated as of June 11, 2006 (the “Original Agreement”).

The First Amendment provides that on or prior to the 30th day following the day on which the effective time of the merger occurs, PAA shall pay or cause to be paid certain retention benefits to specified employees, rather than prior to the effective time of the merger, as contemplated in the Original Agreement.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits.

Exhibit 2.1              First Amendment to Agreement and Plan of Merger, dated July 19, 2006, by and among Pacific Energy Partners, L.P., Plains All American Pipeline, L.P., Pacific Energy GP, LP, Pacific Energy Management LLC, Plains AAP, L.P. and Plains All American GP LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ENERGY PARTNERS, L.P.

By:	PACIFIC ENERGY GP, LP,
its general partner

	By:	PACIFIC ENERGY MANAGEMENT LLC,
its general partner

		By:	/s/ Gerald A. Tywoniuk
Gerald A. Tywoniuk
Senior Vice President and Chief Financial Officer

Dated: July 20, 2006.

EXHIBIT INDEX

Exhibit 2.1              First Amendment to Agreement and Plan of Merger, dated July 19, 2006, by and among Pacific Energy Partners, L.P., Plains All American Pipeline, L.P., Pacific Energy GP, LP, Pacific Energy Management LLC, Plains AAP, L.P. and Plains All American GP LLC.